   As filed with the Securities and Exchange Commission on October 22, 1998
                                                    Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                              __________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              __________________

                             JAVELIN SYSTEMS, INC.
            (Exact name of Registrant as specified in its charter)

                              __________________

            Delaware                                    52-1945748
  (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                 Identification Number)

                              17891 Cartwright Road
                              Irvine, CA  92614
                                (949) 440-8000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              __________________

                          1997 EQUITY INCENTIVE PLAN, AS AMENDED

                           (Full title of the plans)

                              __________________

                               Richard P. Stack
                     President and Chief Executive Officer
                             JAVELIN SYSTEMS, INC.
                              17891 Cartwright Road
                               Irvine, CA  92614
                                (949) 440-8000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                              __________________

                                  Copies to:

                            Jeremy D. Glaser, Esq.
                              COOLEY GODWARD LLP
                       4365 Executive Drive, Suite 1100
                              San Diego, CA 92121
                                (619) 550-6000

                              __________________

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                 Proposed Maximum   Proposed Maximum
     Title of Securities            Amount to     Offering Price       Aggregate           Amount of
      to be Registered            be Registered    Per Share(1)    Offering Price(1)   Registration Fee
-------------------------------------------------------------------------------------------------------

  Common Stock, $.01 par value       1,100,000     $7.00-12.50        $9,285,375          $2,739.19
=======================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under Registrant's 1997 Equity Incentive Plan, as amended (the "1997 Plan") and (b) for shares issuable under the Registrant's 1997 Plan, calculated on the basis of the average of the high and low sales price of Registrant's Common Stock on October 19, 1998 as reported on the Nasdaq SmallCap Market. The following chart shows the calculation of the registration fee.

_______________________________________________________________________________
                                     Number    Offering Price     Aggregate
       Type of Shares              of Shares     Per Share      Offering Price
_______________________________________________________________________________
Common Stock issuable pursuant        23,000      $  9.50        $     218,500
 to outstanding options under
 the 1997 Plan
_______________________________________________________________________________
Common Stock issuable pursuant       117,500      $  9.00        $   1,057,500
 to outstanding options under
 the 1997 Plan
_______________________________________________________________________________
Common Stock issuable pursuant        25,000      $ 8.875        $     221,875
 to outstanding options under
 the 1997 Plan
_______________________________________________________________________________
Common Stock issuable pursuant        75,000      $8.6875        $  651,562.50
 to outstanding options under
 the 1997 Plan
_______________________________________________________________________________
Common Stock issuable pursuant       135,000      $ 8.625        $   1,164,375
 to outstanding options under
 the 1997 Plan
_______________________________________________________________________________
Common Stock issuable pursuant       135,500      $10.875        $1,473,562.50
 to outstanding options under
 the 1997 Plan
_______________________________________________________________________________
Common Stock issuable pursuant        20,000      $ 12.00       $      240,000
 to outstanding options under
 the 1997 Plan
_______________________________________________________________________________
Common Stock issuable pursuant        50,000      $ 12.50       $      625,000
 to outstanding options under
 the 1997 Plan
_______________________________________________________________________________
Common Stock issuable under the      519,000      $  7.00       $    3,633,000
 1997 Plan
_______________________________________________________________________________

                                      2.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this Registration Statement except as superseded or modified herein: Registrant's Annual Report on Form 10-KSB for the year ended June 30, 1998 and the description of the Registrant's Common Stock, contained in its Registration Statement on Form 8-A dated October 3, 1996 including any amendment or reports filed for the purpose of updating such description. All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the time a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law.

     The Delaware General Corporation Law (the "DGCL") provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made upon order by a court or a determination by (i) a majority of disinterested directors, (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion or (iii) the stockholders that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses relate. The Registrant's Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

     The Registrant has entered into indemnity agreements (the "Indemnity Agreements") with each director or officer designated by the Board of Directors. The Indemnity Agreements require that the Registrant indemnify directors and officers who are parties thereto in all cases to the fullest extent permitted by Delaware law. Under the DGCL, except in the case of litigation in which a director or officer is successful on the merits, indemnification of a director or officer is discretionary rather than mandatory. Consistent with the Registrant's Bylaw provision on the subject, the Indemnity Agreements require the Registrant to make prompt payment of litigation expenses at the request of the director or officer in advance of indemnification provided that he undertakes to repay the amounts if it is ultimately determined that he is not entitled to indemnification for such expenses. The advance of litigation expenses is mandatory; under the DGCL such advance would be discretionary.
Under the Indemnity Agreements, the director or officer is permitted to bring suit to seek recovery of amounts due under the Indemnity Agreements and is entitled to recover the expenses of seeking such recovery unless a court determines that the action was not made in good faith or was frivolous. Without the Indemnity Agreements, the Registrant would not be required to pay the director or officer for his expenses in seeking indemnification recovery against the Registrant. Under the Indemnity Agreements, directors and officers are not entitled to indemnity or advancing of expenses (i) if such director or officer has recovered payment under an insurance policy for the subject claim, or has otherwise been indemnified against the subject claim, (ii) for actions initiated or brought by the director or officer and not by way of defense (except for actions seeking indemnity or expenses from the

Registrant), (iii) if the director or officer violated section 16(b) of the Exchange Act or similar provisions of law or (iv) if a court of competent jurisdiction determines that the director or officer failed to act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant or, with respect to any proceeding which is of a criminal nature, had reasonable cause to believe his conduct was unlawful. Absent the Indemnity Agreements, indemnification that might be made available to directors and officers could be changed by amendments to the Registrant's Certificate of Incorporation or Bylaws.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit
  No.          Description
-------        -----------
  3.1     Amended and Restated Certificate of Incorporation of Registrant.(1)
  3.2     Amended and Restated Bylaws of Registrant.(1)
  4.1     Form of Certificate Evidencing Shares of Registrant's Common Stock.(1)
  5.1     Opinion of Cooley Godward LLP.
 23.1     Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
 23.2     Consent of Ernst & Young LLP.
 23.3     Consent of PricewaterhouseCoopers LLP.
 24.1     Power of Attorney.  Reference is made to page 7.
 99.1     1997 Equity Incentive Plan of Registrant, as amended (the "1997
          Plan").(2)
 99.2     Form of 1997 Plan Non-Qualified Stock Option Agreement.(2)
 99.3     Form of 1997 Plan Incentive Stock Option Agreement.(2)

_____________________
(1) Filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (No. 333-11217) filed with the Commission on October 25, 1996, and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, and incorporated herin by reference.

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on October 21, 1998.

                                        JAVELIN SYSTEMS, INC.

                                        By /s/ Richard P. Stack
                                           -------------------------------------
                                           Richard P. Stack
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard P. Stack and Horace Hertz, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard P. Stack     President, Chief Executive Officer   October 21, 1998
----------------------   and Director (Principal Executive
Richard P. Stack         Officer)


/s/ Horace Hertz         Chief Financial Officer (Principal   October 21, 1998
----------------------   Financial and Accounting Officer)
Horace Hertz


/s/ Steven J. Goodman    Director                             October 21, 1998
----------------------
Steven J. Goodman


                         Director                             October 21, 1998
----------------------
Jay L. Kear


                         Director                             October 21, 1998
----------------------
Andrew F. Puzder


/s/ Robert Nichols       Director                             October 21, 1998
----------------------
Robert Nichols

                                      7.